                                                                  Exhibit (d)(8)


                                                                  EXECUTION COPY

                                TENDER AGREEMENT

         THIS TENDER AGREEMENT (this "Agreement") dated June 12, 2003, is entered into between KAGT HOLDINGS, INC., a Delaware corporation ("Parent"), KAGT ACQUISITION CORP., a Delaware corporation and wholly owned subsidiary of
Parent ("Sub"), and [        ], ("Shareholder"), with respect to (i)
the shares of common stock, par value $0.01 per share (the "Company Common Stock"), of Applied Graphics Technologies, Inc., a Delaware corporation (the "Company"), including without limitation shares, if any, obtained by the exercise of the option for 680,067 shares of Company Common Stock granted to Shareholder as Administrative Agent under the Amended and Restated Credit Agreement by and between the Company and the lenders party thereto dated March 10, 1999 pursuant to a letter agreement between the Shareholder and Applied Printing Technologies, L.P. dated July 27, 2001, (ii) all securities exchangeable, exercisable or convertible into Company Common Stock, and (iii) any securities issued or exchanged with respect to such shares of Company Common Stock, and upon any recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up or combination of the securities of the Company or upon any other change in the Company's capital structure, in each case whether now owned or hereafter acquired by the Shareholder (collectively, the "Securities").

                                   WITNESSETH:

         WHEREAS, Parent, Sub and the Company have entered into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, other than to lower the price to be paid in the Offer or Merger, the "Merger Agreement") pursuant to which Sub has agreed to make a cash tender offer described therein and thereafter merge with and into the Company (the "Merger") with the result that the Company becomes a wholly owned subsidiary of Parent;

         WHEREAS, as of the date hereof, Shareholder beneficially owns and has the power to dispose of the Securities set forth on Schedule I hereto and has the power to vote the shares of Company Common Stock set forth thereon;

         WHEREAS, Parent and Sub desire to enter into this Agreement in connection with their efforts to consummate the acquisition of the Company, and in consideration of Parent's and Sub's agreements herein and in the Merger Agreement, Shareholder has agreed to cooperate with Parent and Sub with respect to the acquisition of the Company by Parent and Sub upon the terms and subject to the conditions in the Merger Agreement; and

          WHEREAS, capitalized terms used in this Agreement and not defined have the meaning given to such terms in the Merger Agreement.

         NOW, THEREFORE, in contemplation of the foregoing and in consideration of the mutual agreements, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

         1.       Certain Covenants.

                  1.1 Lock-Up. Subject to Section 1.5, Shareholder hereby covenants and agrees that during the term of this Agreement, Shareholder will not (a) directly or indirectly, sell, transfer, assign, pledge, hypothecate, tender, encumber or otherwise dispose of or limit its right to vote in any manner any of the Securities, or agree to do any of the foregoing, or (b) take any action which would have the effect of preventing or disabling Shareholder from performing its obligations under this Agreement. Notwithstanding the foregoing, in connection with any transfer not involving or relating to any Company Takeover Proposal (as defined in the Merger Agreement), Shareholder may transfer any or all of the Securities as follows: (i) in the case of a Shareholder that is an entity, to any subsidiary, partner or member of Shareholder, and (ii) in the case of an individual Shareholder, to Shareholder's spouse, ancestors, descendants or any trust for any of their benefits or to a charitable trust; provided, however, that in any such case, prior to and as a condition to the effectiveness of such transfer, (x) each person to which any of such Securities or any interest in any of such Securities is or may be transferred (a) shall have executed and delivered to Parent and Sub a counterpart to this Agreement pursuant to which such person shall be bound by all of the terms and provisions of this Agreement, and (b) shall have agreed in writing with Parent and Sub to hold such Securities or interest in such Securities subject to all of the terms and provisions of this Agreement, and (y) this Agreement shall be the legal, valid and binding agreement of such person, enforceable against such person in accordance with its terms, subject to the qualification, however, that enforcement of the rights and remedies created by this Agreement is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application related to or affecting creditors' rights and to general equity principles.

                  1.2 No Solicitation. During the term of this Agreement, neither (i) the Shareholder, nor (ii) any director, officer, employee or affiliate under the direct or indirect control of the Shareholder, nor (iii) any associate, agent or representative of the Shareholder involved in the Recapitalization Transactions (as defined in the Merger Agreement) ((i), (ii) and (iii) collectively, "Representatives") shall, directly or indirectly, (a) solicit, initiate or encourage the submission of any Company Takeover Proposal or of any other sale, transfer, pledge or other disposition or conversion of any of the Securities or of any of the other debt or equity securities of the Company, or (b) participate in or encourage any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, enter into any agreement with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Takeover Proposal or any other sale, transfer, pledge or other disposition or conversion of any of the Securities or of any of the other debt or equity securities of the Company, in any case, from, to or with any person other than Parent or Sub. Shareholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any such other parties conducted heretofore with respect to any of the foregoing. Shareholder will notify Parent immediately if any party contacts the Shareholder following the date hereof (other than Parent and Sub) concerning any Company Takeover Proposal or any other sale, transfer, pledge or other disposition or conversion of any of the Securities or of any of the other debt or equity securities of the Company.

                  1.3 Certain Events. This Agreement and the obligations hereunder will attach to the Securities and will be binding upon any person to which legal or beneficial ownership of any or all of the Securities passes, whether by operation of law or otherwise, including without limitation, the Stockholder's successors or assigns. This Agreement and the obligations hereunder will also attach to any additional shares of Company Common Stock or other Securities of the Company issued to or acquired by the Stockholder.

                  1.4      Grant of Proxy; Voting Agreement.

                           (a) The Shareholder has revoked or terminated any proxies, voting agreements or similar arrangements previously given or entered into with respect to the Securities and hereby irrevocably appoints Parent as proxy for Shareholder to vote the Securities for Shareholder and in Shareholder's name, place and stead, at any annual, special or other meeting or action of the shareholders of the Company, as applicable, or at any adjournment thereof or pursuant to any consent of the shareholders of the Company, in lieu of a meeting or otherwise, whether before or after the closing of the Offer (as defined in the Merger Agreement), in the following manner: for the adoption and approval of the Merger Agreement and the Merger. The parties acknowledge and agree that neither Parent, nor Parent's successors, assigns, subsidiaries, divisions, employees, officers, directors, shareholders, agents and affiliates shall owe any duty to, whether in law or otherwise, or incur any liability of any kind whatsoever, including without limitation, with respect to any and all claims, losses, demands, causes of action, costs, expenses (including reasonable attorney's fees) and compensation of any kind or nature whatsoever to the Shareholder in connection with or as a result of any voting (or refrain from voting) by Parent of the Securities subject to the irrevocable proxy hereby granted to Parent at any annual, special or other meeting or action or the execution of any consent of the shareholders of the Company. The parties acknowledge that, pursuant to the authority hereby granted under the irrevocable proxy, Parent may vote the Securities in furtherance of its own interests, and Parent is not acting as a fiduciary for the Shareholder.

                           (b) Notwithstanding the foregoing grant to Parent of the irrevocable proxy, if Parent elects not to exercise its rights to vote the Securities pursuant to the irrevocable proxy, Shareholder agrees to vote the Securities during the term of this Agreement favor of or give its consent to, as applicable, a proposal to adopt and approve the Merger Agreement and the Merger at any annual, special or other meeting or action of the shareholders of the Company, in lieu of a meeting or otherwise.

                           (c)      This irrevocable proxy shall not be
         terminated by any act of the Shareholder or by operation of law, whether by the death or incapacity of the Shareholder or by the occurrence of any other event or events (including, without limiting the foregoing, the termination of any trust or estate for which Shareholder is acting as a fiduciary or fiduciaries or the dissolution or liquidation of any corporation or partnership). If between the execution hereof and the Termination Date, Shareholder should die or become incapacitated, or if any trust or estate holding the Securities should be terminated, or if any corporation or partnership holding the Securities should be dissolved or liquidated, or if any other such similar event or events shall occur before the Termination Date, certificates representing the Securities shall be delivered by or on behalf of Shareholder in accordance with the terms and conditions of the Merger Agreement and this Agreement, and actions taken by the Parent hereunder shall be as valid as if such death, incapacity, termination, dissolution, liquidation or other similar event or events had not occurred, regardless of whether or not the Parent has received notice of such death, incapacity, termination, dissolution, liquidation or other event.

                  1.5 Tender of Securities. Shareholder agrees to tender the Securities to Sub in the Offer as soon as practicable following the commencement of the Offer, and in any event not later ten (10) business days following the commencement of the Offer and Shareholder shall not withdraw any Securities so tendered unless the Offer is terminated or has expired. Subject to the terms and conditions of the Offer and the Merger Agreement, Sub hereby agrees to purchase the shares of Company Common Stock so tendered at a price per share equal to $0.85 or any higher price that may be paid in the Offer; provided, however, that Sub's obligations to accept for payment and pay for the Securities in the Offer is subject to all the terms and conditions of the Offer set forth in the Merger Agreement and Exhibit A thereto.

                  1.6 Public Announcement. Shareholder shall consult with Parent before issuing any press releases or otherwise making any public statements with respect to the transactions contemplated herein and shall not issue any such press release or make any such public statement without the approval of Parent, except as may be required by law, including any filings with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  1.7 Disclosure. Shareholder hereby authorizes Parent and Sub to make any disclosure required by the SEC or the American Stock Exchange (the "AMEX") or any other national securities exchange (whether in the Offer Documents, if necessary, the Proxy Statement (each as defined in the Merger Agreement) or otherwise) or as may be required by applicable law or court process, including, if required, its identity and ownership of the Securities and the nature of its commitments, arrangements and understandings under this Agreement. Parent and Sub hereby authorize Shareholder to make such disclosure or filings as may be required by the SEC or the AMEX or any other national securities exchange or as may be required by applicable law or court process. Notwithstanding anything to the contrary herein, any party to this Agreement (and each employee, representative, or other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Offer, the Merger or the other transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, however, that this sentence shall not permit any disclosure that otherwise is prohibited by this Agreement if such disclosure would result in a violation of applicable federal or state securities laws. The preceding sentence is intended to cause the transactions contemplated hereby to be treated as not having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with such purpose. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the federal tax structure of the transactions contemplated hereby or any federal tax matter or federal tax idea related to the transactions contemplated hereby.

         2. Representations and Warranties of Shareholder. Shareholder hereby represents and warrants to Parent and Sub, as of the date hereof and as of the date Sub purchases shares of Company Common Stock pursuant to the Offer, that:

                  2.1 Ownership. Shareholder has good and marketable title to, and is the sole legal and beneficial owner of the Securities, in each case free and clear of all liabilities, claims, liens, options, proxies, charges, participations and encumbrances of any kind or character whatsoever (collectively, "Liens"). At the time Sub purchases shares of Company Common Stock pursuant to the Offer, Shareholder will transfer and convey to Parent or its designee good and marketable title to the shares of Company Common Stock included in the Securities, free and clear of all Liens created by or arising through Shareholder.

                  2.2 Authorization. Shareholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and has sole voting power and sole power of disposition, with respect to the Securities with no restrictions on its voting rights or rights of disposition pertaining thereto. Shareholder has duly executed and delivered this Agreement and this Agreement is a legal, valid and binding agreement of Shareholder, enforceable against Shareholder in accordance with its terms, subject to the qualification, however, that enforcement of the rights and remedies created hereby is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application related to or affecting creditors' rights and to general equity principles. If the Shareholder is married and the Securities constitute community property, this Agreement has been duly authorized, executed and delivered by the Shareholder's spouse, and this Agreement is a legal, valid and binding agreement of the Shareholder's spouse, enforceable against the Shareholder's spouse in accordance with its terms, subject to the qualification however, that enforcement of the rights and remedies created hereby is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application related to or affecting creditors' rights and to general equity principles.

                  2.3 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will
(a) require the Shareholder to file or register with, or obtain any permit, authorization, consent or approval of, any governmental agency, authority, administrative or regulatory body, court or other tribunal, foreign or domestic, or any other entity other than filings with the SEC pursuant to the Exchange Act, or (b) violate, or cause a breach of or default under, or conflict with any contract, agreement or understanding, any statute or law, or any judgment, decree, order, regulation or rule of any governmental agency, authority, administrative or regulatory body, court or other tribunal, foreign or domestic, or any other entity or any arbitration award binding upon the Shareholder, except for such violations, breaches, defaults or conflicts which are not, individually or in the aggregate, reasonably likely to have an adverse effect on the Shareholder's ability to satisfy its obligations under this Agreement. No proceedings are pending which, if adversely determined, will have an adverse effect on any ability to vote or dispose of any of the Securities. The Shareholder has not previously assigned or sold any of the Securities to any third party.

                  2.4 Shareholder Has Adequate Information. Shareholder is a sophisticated seller with respect to the Securities and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the

Securities and has independently and without reliance upon either Sub or Parent and based on such information as Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Shareholder acknowledges that neither Sub nor Parent has made and neither makes any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Shareholder acknowledges that the agreements contained herein with respect to the Securities by Shareholder is irrevocable, and that Shareholder shall have no recourse to the Securities or Parent, except with respect to breaches of representations, warranties, covenants and agreements expressly set forth in this Agreement.

                  2.5 Parent's Excluded Information. Shareholder acknowledges and confirms that (a) Sub or Parent may possess or hereafter come into possession of certain non-public information concerning the Securities and the Company which is not known to Shareholder and which may be material to Shareholder's decision to enter into this Agreement and sell the Securities ("Parent's Excluded Information"), (b) Shareholder has requested not to receive Parent's Excluded Information and has determined to sell the Securities notwithstanding its lack of knowledge of Parent's Excluded Information, and (c) Parent shall have no liability or obligation to Shareholder in connection with, and Shareholder hereby waives and releases Parent from, any claims which Shareholder or its successors and assigns may have against Parent (whether pursuant to applicable securities, laws or otherwise) with respect to the non-disclosure of Parent's Excluded Information; provided, however, nothing contained in this Section 2.5 shall limit Shareholder's right to rely upon the express representations and warranties made by Parent in this Agreement, or Shareholder's remedies in respect of breaches of any such representations and warranties.

                  2.6 No Setoff. The Shareholder has no liability or obligation related to or in connection with the Securities other than the obligations to Parent and Sub as set forth in this Agreement. There are no legal or equitable defenses or counterclaims that have been or may be asserted by or on behalf of the Company, as applicable, to reduce the amount of the Securities or affect the validity or enforceability of the Securities.

                  2.7 No Amounts Payable to Shareholder. Except as disclosed in the Merger Agreement or in the Company's filings with the SEC pursuant to the Exchange Act, there are no amounts due or payable by the Company or any Company Subsidiary to the Shareholder or any of its affiliates or associates in connection with the transactions contemplated by the Merger Agreement or this Agreement or otherwise (other than any payments required under the Merger Agreement solely in exchange for equity securities of the Company).

         3. Representations and Warranties of Parent and Sub. Parent and Sub hereby represent and warrant to Shareholder, as of the date hereof that:

                  3.1 Authorization. Parent and Sub have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Parent and Sub have duly executed and delivered this Agreement and this Agreement is a legal, valid and binding agreement of each of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms, subject to the qualification however, that enforcement of the rights and remedies created hereby is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application related to or affecting creditors' rights and to general equity principles.

                  3.2 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will
(a) require Parent to file or register with, or obtain any permit, authorization, consent or approval of, any governmental agency, authority, administrative or regulatory body, court or other tribunal, foreign or domestic, or any other entity, or (b) violate, or cause a breach of or default under, any contract, agreement or understanding, any statute or law, or any judgment, decree, order, regulation or rule of any governmental agency, authority, administrative or regulatory body, court or other tribunal, foreign or domestic, or any other entity or any arbitration award binding upon Parent or Sub, except for such violations, breaches or defaults which are not reasonably likely to have a material adverse effect on each of Parent or Sub's ability to satisfy its obligations under this Agreement.

         4. Survival of Representations and Warranties. The respective representations and warranties of Shareholder and Parent contained herein shall not be deemed waived or otherwise affected by any investigation made by the other party hereto. The representations and warranties contained herein shall not survive the closing of the transactions contemplated hereby, except that the representations and warranties contained in Sections 2.4 and 2.5 shall survive until the expiration of the applicable statute of limitations.

         5. Specific Performance. Shareholder acknowledges that Sub and Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder which are contained in this Agreement. It is accordingly agreed that, in addition to any other remedies which may be available to Sub and Parent upon the breach by Shareholder of such covenants and agreements, Sub and Parent shall have the right to obtain injunctive relief to restrain any breach or threatened breach of such covenants or agreements or otherwise to obtain specific performance of any of such covenants or agreements.

         6.       Miscellaneous.

                  6.1 Term. This Agreement shall terminate upon the earlier of the day after the Offer is terminated or expires or the termination of the Merger Agreement pursuant to Section 8.01 thereof (the "Termination Date"). At the Termination Date, this Agreement shall thereupon become void and be of no further force and effect, provided that nothing herein shall relieve any party from liability hereof for breaches of this Agreement prior to the Termination Date.

                  6.2 Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary: (a) the Shareholder makes no agreement or understanding herein in any capacity other than in the Shareholder's capacity as a record holder and beneficial owner of Securities, and (b) nothing herein will be construed to limit or affect any action or inaction by the Shareholder or any Representative of the Shareholder, as applicable, serving on the Company Board or on the board of directors of any of its subsidiaries or as an officer or fiduciary of the Company or any of its subsidiaries, acting in such person's capacity as a director, officer or fiduciary of the Company or any of its subsidiaries.

                  6.3 Expenses. Each of the parties hereto shall pay its own expenses incurred in connection with this Agreement. Each of the parties hereto warrants and covenants to the others that it will bear all claims for brokerage fees attributable to action taken by it.

                  6.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective representatives and permitted successors and assigns.

                  6.5 Entire Agreement. This Agreement contains the entire understanding of the parties and supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties hereto.

                  6.6 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  6.7 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties; provided, however, that each of Parent and Sub may freely assign its rights to another direct or indirect wholly owned subsidiary of Parent or Sub without such prior written approval but no such assignment shall relieve Parent or Sub of any of its obligations hereunder. Any purported assignment without such consent shall be void.

                  6.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but each of which together shall constitute one and the same Agreement.

                  6.9 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given if so given) by delivery, telegram or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any national courier service, provided that any notice delivered as herein provided shall also be delivered by telecopy at the time of such delivery. All communications hereunder shall be delivered to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof):

         (a)      If to Parent      KAGT Holdings, Inc.
                  or Sub:           11 Radio Circle
                                    Mt. Kisco, NY 10549
                                    Attention:  Mr. Christopher Lacovara
                                    Telecopy: (914) 241-7476

                  with a copy to:   Ropes & Gray LLP
                                    One International Place
                                    Boston, MA 02110

                                    Attention: Daniel S. Evans, Esq.
                                    Telecopy: (617) 951-7050

         (b)      If to
                  Shareholder:      Fleet National Bank

                                    --------------------------------

                                    --------------------------------
                                    Attention:
                                              ----------------------
                                    Telecopy:
                                              ----------------------


                  with a copy to:   Weil, Gotshal & Manges LLP
                                    767 Fifth Avenue
                                    New York, NY 10153
                                    Attention: Ted S. Waksman, Esq.
                                    Telecopy: (212) 310-8007

                  6.10 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to its principles of conflicts of laws.

                  6.11 Enforceability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

                  6.12 Further Assurances. From time to time, at Parent's request and without further consideration, Shareholder shall execute and deliver to Parent such documents and take such action as Parent may reasonably request in order to consummate more effectively the transactions contemplated hereby and to vest in Parent good, valid and marketable title to the Securities, including, but not limited to, using its best efforts to cause the appropriate transfer agent or registrar to transfer of record the Securities.

                  6.13 Remedies Not Exclusive. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                  6.14 Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            [The rest of this page has intentionally been left blank]

         IN WITNESS WHEREOF, Parent, Sub and Shareholder have caused this Agreement to be duly executed as of the day and year first above written.

                                              KAGT HOLDINGS, INC.

                                              By:  ___________________________

                                              Name: __________________________

                                              Title: _________________________


                                              KAGT ACQUISITION CORP.

                                              By:  ___________________________

                                              Name: __________________________

                                              Title: _________________________


                                              SHAREHOLDER:

                                              [Lender]

                                              By:  ___________________________

                                              Name: __________________________

                                              Title: _________________________